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                                                                     Exhibit 23





                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Annual Report (Form 10-K) of Sunrise Assisted Living, Inc. of our report dated March 4, 1997, included in the 1996 Annual Report to Stockholders of Sunrise Assisted Living, Inc.

We also consent to the incorporation by reference in the Registration Statements pertaining to the 1995 Stock Option Plan, as amended; 1996 Directors' Stock Option Plan; and the Stock Option Agreement entered into, effective January 4, 1995, by and between Sunrise Assisted Living, Inc. and David W. Faeder, (Form S-8 No. 333-05257) and the Sunrise Assisted Living, Inc. 1996 Non-Incentive Stock Option Plan (Form S-8 No. 333-21817), respectively, of our report dated March 4, 1997 with respect to the consolidated financial statements of Sunrise Assisted Living, Inc. incorporated by reference in the Annual Report (Form
10-K) for the year ended December 31, 1996.


                                            /s/ Ernst & Young LLP

Washington, D.C.
March 26, 1997